Exhibit 10.3
FOURTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 10, 2009 (this “Amendment”), is entered into among The Greenbrier Companies, Inc., an Oregon corporation (the “Company”), the Subsidiary Guarantors, the Lenders party hereto and Bank of America, N.A., as U.S. Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.
RECITALS
     A. The Company, the Lenders and the U.S. Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of November 7, 2006 (as previously amended, the “Credit Agreement”).
     B. The parties hereto have agreed to amend the Credit Agreement as provided herein.
     C. In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.
AGREEMENT
     1. Amendments.
          (a) Section 1.01.
     (i) The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:
     “Aggregate U.S. Commitments” means the U.S. Commitments of all the U.S. Lenders. The amount of the Aggregate U.S. Commitments in effect on the Fourth Amendment Effective Date is $100,000,000.
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Capitalization Ratio as set forth below:
Applicable Rate

	Consolidated		Eurocurrency
Pricing	Capitalization	Commitment	Rate Loans +	Base Rate
Level	Ratio	Fee	Letters of Credit	Loans
1	Greater than or equal to 0.65 to 1.0	0.75%	4.50%	3.50%
2	Less than 0.65 to 1.0	0.50%	4.00%	3.00%
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Capitalization Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance

Certificate is not delivered when due in accordance with such Section, then upon request of the Required Lenders Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and Pricing Level 1 shall remain in effect until such time as the Compliance Certificate has been delivered pursuant to Section 6.02(b). The Applicable Rate in effect from the Fourth Amendment Effective Date through delivery of the Compliance Certificate for the fiscal year ending on August 31, 2009 shall be determined based upon Pricing Level 1.
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the U.S. Administrative Agent as its “prime rate” and (iii) except during a Eurocurrency Unavailability Period, the Eurocurrency Rate plus 1.0%.
     The “prime rate” is a rate set by the U.S. Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the U.S. Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Eurocurrency Rate” means,
     (a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the U.S. Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the U.S. Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     (b) for any day with respect to an interest calculations for a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR at approximately 11:00 a.m. London time two Business Days prior to such day for deposits in Dollars (for delivery on such day) with a term equivalent to one month or (ii) if such rate is not available at such time for any reason, the rate determined by the U.S. Administrative Agent to be the rate at which deposits in Dollars for delivery on the such day in Same Day Funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equivalent to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to such day.
     “Excluded Property” means, collectively (a) rights under contracts and agreements which by their terms prohibit the granting of a security interest therein or assignment thereof (except (i) for accounts, payment intangibles and other general intangibles for money due or to become due thereunder, (ii) for any such contract as to which consent for the Lien created hereby has been obtained and (iii) to the extent that an otherwise applicable prohibition on such grant is rendered ineffective by the Uniform Commercial Code or other applicable Laws), (b) equipment subject to a capitalized lease or purchase money Liens permitted under Section 7.01(j) that prohibit the granting of any other Lien on such equipment; provided that such equipment shall become Collateral upon release of such capitalized lease or purchase money Lien, (c) any fixtures attached to real property that is subject to a Lien permitted under Section 7.01(j), (d) lease-related assets, including, but not limited to, rail cars, marine barges and other surface transportation equipment, and related chattel paper, that (i) is subject to Liens that secure Term Debt permitted under Section 7.03(d) that prohibit the granting of any other Lien on such assets and (ii) is excluded from the U.S. Borrowing Base; provided that such assets shall become Collateral upon release of such Lien, (e) any IP Rights for which a perfected Lien thereon is not effected by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in the United States Copyright Office or the United States Patent and Trademark Office, and (f) unless otherwise pledged as Collateral by the Loan Parties in their discretion, any personal property (other than personal property described in clause (e) above) for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code or evidenced by filings with the Surface Transportation Board.
     “Permitted Acquisition” means an Investment consisting of the acquisition by the Company or a Subsidiary Guarantor, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person (any such transaction, an “Acquisition”), provided, that (i) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iii) the Company shall have delivered to the U.S. Administrative Agent a certificate demonstrating that, upon giving effect to such Acquisition, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 on a Pro Forma Basis, (iv) the representations and warranties made by the Loan

Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto), (v) if such transaction involves the purchase of an interest in a partnership between a Loan Party as a general partner and entities unaffiliated with the Company as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by such Loan Party newly formed for the sole purpose of effecting such transaction, (vi) immediately after giving effect to such Acquisition, there shall be at least $25,000,000 of undrawn availability under the Aggregate U.S. Commitments and the U.S. Revolver Ceiling, which amounts would be permitted to be drawn under Section 4.09(b)(1) of the Senior Debt Indenture and (vii) with respect to any Acquisition occurring prior to the first Business Day that the Company has delivered Compliance Certificates for two consecutive fiscal quarters (each ending after the Fourth Amendment Effective Date) that demonstrate that the Company would have been in compliance with the financial covenants set forth in Section 7.11 as of the last day of each such fiscal quarter (based on the minimum and maximum financial covenant levels in effect immediately prior to the Fourth Amendment Effective Date, but otherwise using defined terms as in effect after the Fourth Amendment Effective Date), (A) the Person or business acquired in any such Acquisition shall have positive earnings before interest, taxes, depreciation and amortization for the preceding four fiscal quarter period, (B) with respect to Acquisitions of Persons or businesses primarily engaged in railcar manufacturing in North America, the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness or issuances of Equity Interests, deferred purchase price and any earn-out payments) paid by the Company and its Subsidiaries for all such Acquisitions during any twelve month period shall not exceed $5,000,000 and (C) with respect to Acquisitions of Persons or businesses not primarily engaged in railcar manufacturing in North America, the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness or issuances of Equity Interests, deferred purchase price and any earn-out payments) paid by the Company and its Subsidiaries for all such Acquisitions occurring during the term of this Agreement shall not exceed $35,000,000.
     “Stockholders’ Equity” means, as of any date of determination, consolidated stockholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP but excluding any non-cash impact of (i) goodwill impairment charges, (ii) increases (or decreases) from accumulated other comprehensive income (or loss) and (iii) the issuance of the WRC Warrants.
     “U.S. Borrowing Base” means, as of any date of determination, with respect to the assets of the Company and the Subsidiary Guarantors, the sum of (i) the lesser of (A) 75% of the Dollar amount of the net book value of the Perfected Lease Assets and (B) 80% of the Dollar amount of the orderly liquidation value of the Perfected Lease Assets (determined as of the most recent appraisal thereof), (ii) 60% of the Dollar amount of Unperfected Lease Assets (not to exceed $10,000,000 in the aggregate), (iii) 80% of the Dollar amount of Eligible Accounts, (iv) 50% of the Dollar amount of Eligible Inventory, and (v) 50% of the Dollar amount of Eligible Property, Plant and Equipment; provided, however, that the aggregate Dollar amount of Perfected Lease Assets and

Unperfected Lease Assets included in the U.S. Borrowing Base as of any date of determination shall not exceed $70,000,000.
     (vii) The following definitions are hereby added to Section 1.01 in the appropriate alphabetical order to read as follows:
     “Consolidated Adjusted Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA plus rent expense for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges plus rent expense for such period. Solely for purposes of this definition, “rent expense” shall include operating lease expense. In addition, solely for purposes of this definition and in the sole discretion of the Company, Consolidated EBITDA and Consolidated Interest Charges shall include pro-forma adjustments to incorporate the financial results of any entity acquired during the subject period by the Company or its Subsidiaries.
     “Eurocurrency Unavailability Period” means any period during which the obligation of the Lenders to make or maintain Eurocurrency Rate Loans has been suspended pursuant to Section 3.02 or Section 3.03.
     “Fourth Amendment Effective Date” means June 10, 2009.
     “Rail Services Business” means the railcar repair, maintenance, refurbishment and component parts (including wheel services) services in respect of a broad range of freight cars provided in the United States.
     “Repair and Refurbishment Subsidiaries” means each of (a) (i) Gunderson Rail Services LLC, an Oregon limited liability company, (ii) Meridian Rail Holdings Corp., an Oregon corporation, (iii) Meridian Rail Acquisition Corp., an Oregon corporation, (iv) Meridian Rail Mexico City Corp., an Oregon corporation, and (v) Brandon Railroad LLC, an Oregon limited liability company, (b) the Subsidiaries of the Persons identified in clause (a) above existing on the Fourth Amendment Effective Date and (c) any Subsidiary of the Persons identified in clauses (a) or (b) above that is (i) formed by any of the Persons identified in clauses (a) and (b) above or (ii) acquired by any of the Persons identified in clauses (a) and (b) above from a third party that is not an Affiliate of such Person, in each case, after the Fourth Amendment Effective Date.
     “Warrant Documents” means the WRC Warrants, the WRC Warrant Agreement and the WRC Investor Rights Agreement.
     “WRC” means WL Ross & Co. LLC.
     “WRC Credit Agreement” means that certain credit agreement dated as of June 10, 2009 by and among the Company, the holders from time to time party thereto and WRC, as administrative agent.
     “WRC Credit Documents” means (a) the WRC Credit Agreement and each note, security agreement, pledge agreement, deed of trust or other agreement, document or instrument entered into in connection therewith (other than the Warrant Documents and related agreements) and (b) any credit agreement and all documents described in the foregoing clause (a) entered into in connection with any refinancings, refundings, renewals, replacements or extensions of the Indebtedness under the WRC Credit Agreement, provided that (i) the Company provides at least ten (10) days prior notice prior to the closing of such transaction to the U.S. Administrative Agent, (ii) the amount of such Indebtedness (plus any undrawn committed or available amounts) is not increased at the time of such refinancing or replacement except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and such refinancings or replacements contains terms and conditions and (iii) the terms and conditions of such documents, when taken as a whole, are not materially less favorable to the Company and its Subsidiaries (it being understood and agreed that the absence of exceptions to covenants for matters approved by the board of directors of the Company shall not make the terms and conditions materially less favorable to the Company and its Subsidiaries).
     “WRC Investor Rights Agreement” means the Investor Rights and Restrictions Agreement, dated as of June 10, 2009, among the Company, WRC and the holders from time to time party thereto.
     “WRC Warrant Purchase Agreement” means the Warrant Purchase Agreement, dated as of June 10, 2009, among the Company, WLR Institutional Lending LLC and the holders from time to time party thereto.
     “WRC Warrants” means the warrants to purchase common stock of the Company issued pursuant to the WRC Warrant Purchase Agreement.
     (viii) The definition of “Consolidated Fixed Charge Coverage Ratio” appearing in Section 1.01 of the Credit Agreement is hereby deleted.
     (b) Section 2.04(a). Clause (i) in the first sentence of Section 2.04(a) of the Credit Agreement is hereby amended to read as follows:
(i) the U.S. Swing Line Lender may, in its discretion and in reliance upon the agreements of the other U.S. Lenders set forth in this Section 2.04, make loans to the Company in Dollars (each a “U.S. Swing Line Loan”) from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of U.S. Committed Loans and U.S. L/C Obligations of the Lender acting as U.S. Swing Line Lender, may exceed the amount of such Lender’s U.S. Commitment, and
     (c) Section 2.09. Clause (iii) of Section 2.09(a) of the Credit Agreement is hereby amended to read as follows:
(iii) each U.S. Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (d) Section 5.05. Section 5.05(b) of the Credit Agreement is hereby amended to delete the reference to “stockholders’ equity” therein.
     (e) Section 5.13. The first sentence of Section 5.13 of the Credit Agreement is hereby amended to add at the end thereof, “other than Liens granted under the WRC Credit Documents”.
     (f) Section 6.01. Section 6.01(b) of the Credit Agreement is hereby amended to delete the reference to “stockholders’ equity” therein.
     (g) Section 6.02. Section 6.02(a) of the Credit Agreement is hereby amended to read as follows:
     (a) within 45 days after the end of each fiscal month, a Borrowing Base Certificate as of the last day of such fiscal month;
     (h) Section 6.02. Section 6.02 of the Credit Agreement is hereby amended to delete the word “and” at the end of clause (h), to replace the “.” at the end of clause (i) with “;” and to add a new clauses (j) and (k) immediately following clause (i) to read as follows:
     (j) promptly, and in any event within five Business Days of the making of any Investment by any non-Repair and Refurbishment Subsidiary in any Repair and Refurbishment Subsidiary involving the Disposition of Eligible Accounts, Eligible Inventory or Eligible Property, Plant and Equipment, an updated Borrowing Base Certificate which incorporates the Disposal of such assets; and
     (k) promptly after the same are sent or otherwise made available, copies of all reports, certificates, notices, financial reporting and other materials provided to the agent or the lenders under the WRC Credit Agreement or any replacement or refinancing thereof or to the indenture trustee for the Senior Debt Indenture.
     (i) Section 6.03. Section 6.03 of the Credit Agreement is hereby amended to delete the word “and” at the end of clause (d), to replace the “.” at the end of clause (e) with “; and” and to add a new clause (f) immediately following clause (e) to read as follows:
     (f) of the receipt by the Company or any Subsidiary of notice from any lender under the WRC Credit Agreement or the trustee under the Senior Debt Indenture, or the giving of any notice by the Company or any Subsidiary, of the occurrence of any “default” or “event of default” under the WRC Credit Documents or the Senior Debt Indenture.
     (j) Section 6.10. Section 6.10 of the Credit Agreement is hereby amended to insert an “(a)” before the first sentence thereof, making such paragraph clause (a), and to insert a new clause (b) immediately following clause (a) to read as follows:
     (b) Notwithstanding anything to the contrary contained herein, the U.S. Administrative Agent shall have the right to require or conduct annual appraisals of the Loan Parties’ rail car fleet. Such appraisals shall be done at the expense of the Company and shall be performed by an appraiser reasonably acceptable to the U.S. Administrative Agent.

     (k) Section 6.14. Section 6.14(a) of the Credit Agreement is hereby amended to read as follows and a new Section 6.14(c) is hereby added to the Credit Agreement to read as follows:
     (a) Equity Interests. Cause 100% of the issued and outstanding Equity Interests (other than Excluded Property) of each direct Domestic Subsidiary of each Subsidiary Guarantor, to be subject at all times to a first priority, perfected Lien in favor of the U.S. Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the U.S. Administrative Agent.
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     (c) Special Provisions Concerning Repair and Refurbishment Subsidiaries. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Repair and Refurbishment Subsidiary shall be required to pledge its assets or properties to the U.S. Administrative Agent to secure the Obligations (nor shall any such Person be required to be a party to the Collateral Documents) until such time as all commitments to extend credit under the WRC Credit Documents have terminated and all obligations (other than contingent indemnity obligations) of the Company or any Subsidiary under or in respect of the WRC Credit Documents have been paid in full. Immediately following the termination of all commitments to extend credit under, and the repayment in full of all obligations (other than contingent indemnity obligations) of the Company or any Subsidiary under or in respect of, the WRC Credit Documents, the Company shall cause all Loan Parties that are Repair and Refurbishment Subsidiaries to pledge their assets and properties to the U.S. Administrative Agent to secure the Obligations pursuant to the Collateral Documents and otherwise in accordance with this Agreement.
     (l) Section 7.01. Section 7.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (l) thereof, renumbering clause “(m)” as “(o)” and adding the following new clauses (m), (n) and (o) immediately after clause (l) therein:
     (m) Liens on assets of the Repair and Refurbishment Subsidiaries securing Indebtedness and other obligations under the WRC Credit Documents;
     (n) Liens on the rights of the Company under the Amended and Restated Loan Agreement, dated February 5, 2009, among Greenbrier-GIMSA, LLC, Gunderson-GIMSA S. de R.L. de C.V. and the Company and any and all notes issued thereunder in an aggregate principal amount not to exceed $40,000,000 (collectively, the “GIMSA Loan”), securing Indebtedness and other obligations arising under the WRC Credit Documents as the GIMSA Loan may be amended, supplemented, modified or replaced by the parties thereto, including any refinancing thereof provided by the Company or any Repair and Refurbishment Subsidiary, together with all proceeds of any of the foregoing;
     (o) Liens in favor of owners and purchasers of goods (including materials and/or components used in connection with the manufacture thereof) being manufactured in the ordinary course of business; provided that (i) such Liens do not at any time encumber any property other than the goods being manufactured (and such owned or purchased materials and/or components used in connection with the manufacture thereof) for such purchaser (ii) such purchaser shall have paid for the materials being used to manufacture such goods through the making of progress payments or similar advances and (iii) such goods shall be excluded from the U.S. Borrowing Base; and
     (m) Section 7.02. Section 7.02(h) of the Credit Agreement is hereby amended to read as follows:
     (h) non-cash Investments in connection with the formation and initial capitalization of a Joint Venture in the Company’s repair and refurbishment business segment, which Investments shall consist of the contribution to such Joint Venture of property, plant and equipment from a single location having an aggregate book value of up to $3,500,000, which may include associated accounts receivable, inventory and accounts payable;
     (n) Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (i) thereof, renumbering clause “(j)” as “(k)” and adding the following new clause (j) immediately after clause (i) therein:
     (j) Indebtedness of the Loan Parties under the WRC Credit Documents in an aggregate principal amount not to exceed $75,000,000 at any time outstanding; and
     (o) Section 7.04. Section 7.04(a) of the Credit Agreement is hereby amended to read as follows:
     (a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (A) when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person and (B) when any non-Repair and Refurbishment Subsidiary is merging with another Subsidiary, the non-Repair and Refurbishment Subsidiary shall be the continuing or surviving Person;
     (p) Section 7.05. Section 7.05(e) of the Credit Agreement is hereby amended to read as follows:
     (e) (i) Dispositions permitted by Section 7.04 and, (ii) to the extent constituting a Disposition, Investments permitted by Section 7.02(h) that are made in connection with the formation and initial capitalization of the Joint Venture described in Section 7.02(h);
     (q) Section 7.06. Section 7.06(d) of the Credit Agreement is hereby amended to read as follows:
     (d) the Company may declare or pay Restricted Payments after the Closing Date in an aggregate amount not to exceed the sum of (i) $25,000,000 plus (ii) 50% of the cumulative net income of the Company and its Subsidiaries since August 31, 2006, which net income shall be calculated without giving effect to (A) non-cash goodwill impairment charges incurred after February 28, 2009 and (B) the non-cash effects of the issuance of the WRC Warrants, minus (iii) all amounts available to make Restricted Payments pursuant to this subsection (d) that have been invested pursuant to Sections 7.02(f), 7.02(g) and 7.02(j); and

     (r) Section 7.06. Section 7.06 of the Credit Agreement is hereby amended to add a new clause (e) to read as follows:
     (e) the Company may make payments of cash in lieu of fractional shares in connection with the exercise of the WRC Warrants.
     (s) Section 7.07. Section 7.07 is hereby amended to read as follows:
     (a) Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     (b) Except for (i) repair and refurbishment services conducted in the ordinary course of business from time to time by non-Repair and Refurbishment Subsidiaries and (ii) any Rail Services Business engaged in by Joint Ventures permitted by this Agreement, engage in or conduct any Rail Services Business, other than through the Repair and Refurbishment Subsidiaries.
     (t) Section 7.08. Section 7.08 of the Credit Agreement is hereby amended to read as follows:
     Other than (a) intercompany transactions expressly permitted by this Agreement and (b) the transactions contemplated by the WRC Credit Documents and the Warrant Documents (all as in effect on the Fourth Amendment Effective Date), enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
     (u) Section 7.09. Section 7.09 of the Credit Agreement is hereby amended to read as follows:
     Other than (x) those in existence as of the date of this Agreement and set forth in Schedule 7.09, (y) those contained in this Agreement or any other Loan Document and (z) those contained in the WRC Credit Documents, enter into any Contractual Obligation that (a) limits the ability (i) of any Subsidiary Guarantor to make Restricted Payments to the Company or any Subsidiary Guarantor or to otherwise transfer property to the Company or any Subsidiary Guarantor, (ii) of any Subsidiary Guarantor to Guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary Guarantor to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(d) or 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. The Company and the Subsidiary Guarantors shall not renew or extend the agreements set forth in Schedule 7.09 unless any limitation on Restricted Payments shall have been terminated as part of such renewal or extension.

     (v) Section 7.11. Section 7.11 of the Credit Agreement is hereby amended to read as follows:
     7.11 Financial Covenants.
     Beginning with the fiscal quarter ended May 31, 2009:
     (a) Consolidated Adjusted Interest Coverage Ratio. Permit the Consolidated Adjusted Interest Coverage Ratio as of the end of any fiscal quarter of the Company set forth below to be less than the ratio corresponding to such fiscal quarter:

Calendar
Year	February 28/29	May 31	August 31	November 30
2009	N/A	1.25 to 1.0	1.25 to 1.0	1.25 to 1.0
2010	1.25 to 1.0	1.50 to 1.0	1.50 to 1.0	1.50 to 1.0
2011	1.50 to 1.0	1.75 to 1.0	1.75 to 1.0	N/A
     (b) Consolidated Capitalization Ratio. Permit the Consolidated Capitalization Ratio as of the end of any fiscal quarter of the Company set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar
Year	February 28/29	May 31	August 31	November 30
2009	N/A	0.750 to 1.0	0.750 to 1.0	0.750 to 1.0
2010	0.725 to 1.0	0.725 to 1.0	0.725 to 1.0	0.700 to 1.0
2011	0.700 to 1.0	0.700 to 1.0	0.700 to 1.0	N/A
     (w) Schedule 2.01 of the Credit Agreement is hereby amended to read as provided on Schedule 2.01 attached hereto.
     (x) Exhibits. Exhibit D and Exhibit H of the Credit Agreement are hereby amended to read as provided on Exhibit D and Exhibit H, respectively, attached hereto.
     2. Release of Certain Collateral. Upon the effectiveness of this Amendment, (a) the U.S. Administrative Agent, on behalf of the Lenders, hereby (i) releases all security interests, pledges and other Liens in favor of the Lenders or the U.S. Administrative Agent, on behalf of the Lenders, in or on the assets and properties of (A) Gunderson Rail Services LLC, an Oregon limited liability company, (B) Meridian Rail Holdings Corp., an Oregon corporation, (C) Meridian Rail Acquisition Corp., an Oregon corporation, (D) Meridian Rail Mexico City Corp., an Oregon corporation, and (E) Brandon Railroad LLC, an Oregon limited liability company, arising or created under the Credit Agreement or the Collateral Documents which secure the Obligations, and (ii) agrees to execute and deliver to the Company, at the sole expense of the Company, all documents or instruments reasonably requested by the Company in connection therewith, including UCC-3 termination statements and releases of filings with the Surface Transportation Board and (b) the Repair and Refurbishment Subsidiaries shall no longer be parties to the Pledge Agreement or the Security Agreement and the U.S. Administrative Agent shall, at the expense of the Company, deliver such agreements, terminations or other documents in connection with the removal of the Repair and Refurbishment Subsidiaries as parties to the Pledge Agreement and the Security Agreement as reasonably requested by the Company.

     3. Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section shall have been satisfied in form and substance satisfactory to the U.S. Administrative Agent.
     (a) Execution and Delivery of this Amendment. The U.S. Administrative Agent shall have received copies of this Amendment duly executed by each Loan Party, the Required Lenders and the U.S. Administrative Agent.
     (b) Resolutions. The U.S. Administrative Agent shall have received such resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Loan Parties as the U.S. Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which each Loan Party is a party.
     (c) Opinion. The U.S. Administrative Agent shall have received an opinion of legal counsel to the Loan Parties, in form and substance reasonably satisfactory to the U.S. Administrative Agent.
     (d) WRC Credit Agreement. The U.S. Administrative Agent shall have received a copy, certified by a Responsible Officer of the Company as true and complete, of the WRC Credit Agreement and all related documents, in form and substance reasonably satisfactory to the U.S. Administrative Agent.
     (e) Repayment of Loans. All outstanding U.S. Committed Loans and U.S. Swing Line Loans shall have been repaid (it being understood that no notice thereof is required to be given by the Company pursuant to Section 2.06 of the Credit Agreement).
     (f) Joinder of Gunderson Specialty Products, LLC. The U.S. Administrative Agent shall have received the documents required pursuant to Section 6.13 of the Credit Agreement to cause Gunderson Specialty Products, LLC to become Subsidiary Guarantor.
     (g) Fees and Expenses. The U.S. Administrative Agent shall have received, for the account of each Lender executing this Amendment, a fee of 0.50% of such Lender’s Commitment (after giving effect to this Amendment) and (ii) all other fees and expenses owed by the Company to the U.S. Administrative Agent and the Arranger in connection with the Credit Agreement and this Amendment.
     4. Ratification of Credit Agreement. The Loan Parties acknowledge and consent to the terms set forth herein and agree that this Amendment does not impair, reduce or limit any of their obligations under the Loan Documents.
     5. Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms.

     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
     (d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.
     6. Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the Lenders that after giving effect to this Amendment (a) the representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof, and (b) no event has occurred and is continuing which constitutes a Default.
     7. Release. In consideration of the Lenders entering into this Amendment, the Loan Parties hereby release the U.S. Administrative Agent, the Lenders, the L/C Issuer and the U.S. Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.
     8. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or pdf shall be effective as an original.
     9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.
     10. Statutory Notice. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE COMPANY’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.
     11. Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders or the U.S. Administrative Agent under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents, except as expressly set forth herein. This Amendment shall be considered a Loan Document from and after the date hereof.
     12. Estoppel, Acknowledgement and Reaffirmation. The obligations of the Loan Parties under the Loan Documents constitute valid and subsisting obligations of such Persons that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each Loan Party hereby acknowledges its respective obligations under the Loan Documents as amended hereby, and each Loan Party that is not a Repair and Refurbishment Subsidiary reaffirms that each of the liens and security interests created and granted in or pursuant to the Loan Documents are valid and subsisting and that this Amendment shall in no manner impair or otherwise adversely affect such liens and security interests.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	THE GREENBRIER COMPANIES, INC., an Oregon corporation
	By:	/s/ Mark J. Rittenbaum
		Name:	Mark J. Rittenbaum
		Title:	Executive Vice President and Chief Financial Officer

THE GREENBRIER COMPANIES
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SUBSIDIARY GUARANTORS:	GUNDERSON LLC, an Oregon limited liability company
	By:	/s/ Mark J. Rittenbaum
		Name:	Mark J. Rittenbaum
		Title:	Vice President

GREENBRIER LEASING COMPANY LLC, an Oregon limited liability company
	By:	/s/ Mark J. Rittenbaum
		Name:	Mark J. Rittenbaum
		Title:	Vice President

GREENBRIER RAILCAR LLC, an Oregon limited liability company
	By:	/s/ Mark J. Rittenbaum
		Name:	Mark J. Rittenbaum
		Title:	Vice President

AUTOSTACK COMPANY LLC, an Oregon limited liability company
	By:	/s/ Mark J. Rittenbaum
		Name:	Mark J. Rittenbaum
		Title:	Vice President

GUNDERSON RAIL SERVICES LLC, an Oregon limited liability company
	By:	/s/ Mark J. Rittenbaum
		Name:	Mark J. Rittenbaum
		Title:	Vice President

GUNDERSON MARINE LLC, an Oregon limited liability company
	By:	/s/ Mark J. Rittenbaum
		Name:	Mark J. Rittenbaum
		Title:	Vice President

GREENBRIER-CONCARRIL, LLC, a Delaware limited liability company
	By:	/s/ Mark J. Rittenbaum
		Name:	Mark J. Rittenbaum
		Title:	Vice President
THE GREENBRIER COMPANIES
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

GREENBRIER LEASING LIMITED PARTNER, LLC, a Delaware limited liability company
By:	Greenbrier Leasing Company LLC, its sole member

By:	/s/ Mark J. Rittenbaum
	Name:	Mark J. Rittenbaum
	Title:	Vice President

GREENBRIER MANAGEMENT SERVICES, LLC, a Delaware limited liability company
By:	Greenbrier Leasing Company LLC, its sole member

By:	/s/ Mark J. Rittenbaum
	Name:	Mark J. Rittenbaum
	Title:	Vice President

BRANDON RAILROAD LLC, an Oregon limited liability company
By:	/s/ Mark J. Rittenbaum
	Name:	Mark J. Rittenbaum
	Title:	Vice President

MERIDIAN RAIL HOLDINGS CORP., an Oregon corporation
By:	/s/ Mark J. Rittenbaum
	Name:	Mark J. Rittenbaum
	Title:	Vice President

MERIDIAN RAIL ACQUISITION CORP., an Oregon corporation
By:	/s/ Mark J. Rittenbaum
	Name:	Mark J. Rittenbaum
	Title:	Vice President

MERIDIAN RAIL MEXICO CITY CORP., an Oregon corporation
By:	/s/ Mark J. Rittenbaum
	Name:	Mark J. Rittenbaum
	Title:	Vice President
THE GREENBRIER COMPANIES
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

GUNDERSON SPECIALTY PRODUCTS, LLC, a Delaware limited liability company
By:	Gunderson LLC, its sole member

By:	/s/ Mark J. Rittenbaum
	Name:	Mark J. Rittenbaum
	Title:	Vice President
THE GREENBRIER COMPANIES
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

U.S. ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as U.S. Administrative Agent
	By	/s/ Tiffany Shin
		Name:	Tiffany Shin
		Title:	Assistant Vice President
THE GREENBRIER COMPANIES
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A., as a U.S. Lender and as U.S. L/C Issuer and U.S. Swing Line Lender
	By	/s/ Chris Swindell
		Name:	Chris Swindell
		Title:	Senior Vice President

UNION BANK OF CALIFORNIA, N.A., U.S. Lender
	By	/s/ Stephen Sloan
		Name:	Stephen Sloan
		Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, U.S. Lender
	By	/s/ Richard J. Ameny, Jr.
		Name:	Richard J. Ameny, Jr.
		Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, U.S. Lender
	By	/s/ Mark E. Burris
		Name:	Mark E. Burris
		Title:	Vice President, Senior Relationship Manager

BRANCH BANKING & TRUST COMPANY, U.S. Lender
	By	/s/ Robert M. Searson
		Name:	Robert M. Searson
		Title:	Senior Vice President

CALYON NEW YORK BRANCH, U.S. Lender
	By	/s/ Brian Bolotin /s/ Angel Naranjo
		Name:	Brian Bolotin Angel Naranjo
		Title:	Managing Director Director

CRÉDIT INDUSTRIEL et COMMERCIAL, NEW YORK BRANCH, U.S. Lender
	By	/s/ Alex Aupoix /s/ Adrienne Molloy
		Name:	Alex Aupoix Adrienne Molloy
		Title:	Vice President Vice President
THE GREENBRIER COMPANIES
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK, U.S. Lender
By:	/s/ Fatima Arshad
	Name:	Fatima Arshad
	Title:	Assistant Vice President

SOVEREIGN BANK, U.S. Lender
By:	/s/ Dexter Freeman
	Name:	Dexter Freeman
	Title:	Senior Vice President, Managing Director

DVB BANK AG, U.S. Lender
By:	/s/ Martin Metz
	Name:	Martin Metz
	Title:	Managing Director

By:	/s/ Murat Kaptanoglu
	Name:	Murat Kaptanoglu
	Title:	Vice President

BANK OF THE WEST, U.S. Lender
By:	/s/ Brett German
	Name:	Brett German
	Title:	Vice President
THE GREENBRIER COMPANIES
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT